EXHIBIT 4.1
ARTICLES SUPPLEMENTARY
OF
8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
SERIES A-T, A-Y, B-T AND B-Y
OF
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Pursuant to Section 2-208(b) of
the Maryland General Corporation Law

     The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), hereby certifies that:
          FIRST: The charter of the Company (as amended, corrected or supplemented from time to time, the “Charter”) authorizes the issuance of up to three million (3,000,000) shares of preferred stock, without par value per share.
          SECOND: The Charter expressly grants to the Board of Directors of the Company (the “Board of Directors”) the authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
          THIRD: Pursuant to the authority conferred upon the Board of Directors by Section VI of the Charter, the Board of Directors, by action duly taken on July 23, 2009, adopted resolutions authorizing the classification, issuance and sale of up to 1,400,000 shares of the Company’s preferred stock as described herein.
     FOURTH: Therefore, pursuant to the authority of the Board of Directors under the authority conferred upon it by the Charter and by action duly taken pursuant thereto, the Board of Directors does hereby establish, create, authorize, classify and provide for the issue of four separate series of preferred stock having the following designation, voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions:
Section 1. Designation.
          The designation of the series of preferred stock shall be “8% Cumulative Convertible Preferred Stock, Series A-T” (the “Series A-T Convertible Preferred Stock”), “8% Cumulative Convertible Preferred Stock, Series A-Y” (the “Series A-Y Convertible Preferred Stock” and, together with the Series A-T Convertible Preferred Stock, the “Series A Convertible Preferred Stock”), “8% Cumulative Convertible Preferred Stock, Series B-T” (the “Series B-T Convertible Preferred Stock”) and “8% Cumulative Convertible Preferred Stock, Series B-Y” (the “Series B-Y Convertible Preferred Stock” and, together with the Series B-T Convertible Preferred Stock, the “Series B Convertible Preferred Stock”). The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are together referred to as the “Convertible Preferred Stock”. The Convertible Preferred Stock will rank equally with Parity Stock, if any, with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and will rank senior to Junior Stock and junior to Senior Stock, if any, with respect to the payment of dividends and/or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, as applicable.

          The Convertible Preferred Stock initially issued to the Tengelmann Parties shall be issued as Series A-T Convertible Preferred Stock, and the Convertible Preferred Stock initially issued to the Yucaipa Parties shall be issued as Series A-Y Convertible Preferred Stock. Each share of Series A-T Convertible Preferred Stock shall automatically convert into one share of Series B-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to a Person other than a Tengelmann Party; provided that if the Conversion Stockholder Approval has been obtained, each share of Series A-T Convertible Preferred Stock shall automatically convert into one share of Series A-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to a Yucaipa Party. Each share of Series A-Y Convertible Preferred Stock shall automatically convert into one share of Series B-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to a Person other than a Yucaipa Party; provided that each share of Series A-Y Convertible Preferred Stock shall automatically convert into one share of Series A-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to a Tengelmann Party.
Section 2. Number of Shares.
          The number of authorized shares of Convertible Preferred Stock shall be 1,400,000, which shall consist of 350,000 shares of Series A-T Convertible Preferred Stock, 350,000 shares of Series A-Y Convertible Preferred Stock, 350,000 shares of Series B-T Convertible Preferred Stock and 350,000 shares of Series B-Y Convertible Preferred Stock. That number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock as set forth in the Charter which remain unissued) or decreased (but not below the number of shares of Convertible Preferred Stock then outstanding plus the number of shares of Convertible Preferred Stock issuable upon the exercise of options or rights then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee thereof and by the filing of articles supplementary with and the acceptance for record of such articles supplementary by the State Department of Assessments and Taxation of Maryland pursuant to the provisions of the MGCL, stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Convertible Preferred Stock.
Section 3. Definitions. As used herein with respect to Convertible Preferred Stock:
          “ABL Credit Agreement” means the Company’s five-year amended and restated asset-based senior secured revolving credit agreement, dated as of December 27, 2007, among the Company, the other borrowers party thereto and the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, as lead arranger, as in effect on the Issue Date or as amended thereafter.
          “Additional Shares” has the meaning set forth in Section 11(a).
          An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.
          “Amended and Restated Tengelmann Stockholder Agreement” means the Amended and Restated Tengelmann Stockholder Agreement, intended to be dated as of August 4, 2009, between the Company and Tengelmann.
          “Amended and Restated Yucaipa Stockholder Agreement” means the Amended and Restated Yucaipa Stockholder Agreement, intended to be dated as of August 4, 2009, among the Company and Yucaipa.
          “Applicable Rate” means, with respect to any Dividend Period, (i) the Base Rate in connection with any dividends paid in cash and (ii) the Base Rate plus 1.50% per annum in connection with any dividend paid pursuant to the Convertible Preferred Stock PIK Dividend Provision.
          “Applicable Series A Board Representation Entitlement” means the Series A-T Board Representation Entitlement or Series A-Y Board Representation Entitlement, as applicable.

          “Applicable Series A Convertible Preferred Stock” means Series A-T Convertible Preferred Stock or Series A-Y Convertible Preferred Stock, as applicable.
          “Applicable Series A Holders” means the Series A-T Holders or the Series A-Y Holders, as applicable.
          “Applicable Series A Preferred Director” means a Series A Preferred Director elected by the Series A-T Holders or the Series A-Y Holders, as applicable.
          “Authorized Capital Stock Charter Amendment Approval” means the approval of an amendment to the Charter increasing the number of authorized shares of Common Stock by up to 100,000,000 shares by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter.
          “Base Rate” means 8.00% per annum.
          “Beneficial Owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act; provided, however, that for purposes of any calculation of Tengelmann Percentage Interest, Yucaipa Percentage Interest or Voting Power, such terms have the meaning assigned them in Rule 13d-3 promulgated under the Exchange Act as in effect on the Issue Date, but without reference to whether or not an Equity Security is exercisable or convertible for Voting Stock in less than 60 days.
          “Board of Directors” has the meaning set forth in the recitals above.
          “Business Combination”, with respect to any Person, means any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of such Person and its subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the Beneficial Owner of more than 50% of the Voting Stock and/or Equity Securities (other than debt securities) of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).
          “Business Day” means any day in which banks are not required or authorized by law to close in New York, New York.
          “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
          “cash” means U.S. legal tender.
          “Certificated Common Stock” has the meaning set forth in Section 24(b).
          “Certificated Preferred Stock” has the meaning set forth in Section 24(a).
          “Certificated Security” has the meaning set forth in Section 24(b).
          “Charter” has the meaning set forth in the recitals above.
          “Closing Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The New York Stock Exchange or, if the shares of Common Stock are not reported by The New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the Closing Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.
          “Common Stock” means the common stock of the Company, par value $1.00 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
          “Company” has the meaning set forth in the recitals above.
          “Constituent Person” has the meaning set forth in Section 14(a).
          “Continuing Director” means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to the Issue Date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the members of the Board of Directors at the time of such approval (either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director) who were either members of the Board of Directors on the Issue Date or whose appointment, election or nomination for election was previously so approved.
          “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.
          “Conversion Date” has the meaning set forth in Section 8(d).
          “Conversion Notice” has the meaning set forth in Section 8(d).
          “Conversion Price” at any time means, for each share of Convertible Preferred Stock, a dollar amount equal to $1,000 (the Liquidation Preference) divided by the Conversion Rate (resulting initially in a Conversion Price of approximately $5.00).
          “Conversion Rate” means, for each share of Convertible Preferred Stock, 200 shares of Common Stock, subject to adjustment as set forth herein.
          “Conversion Stockholder Approval” means the approval, as required pursuant to New York Stock Exchange Rule 312, of (x) the shares of Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as-converted basis and (y) the issuance of the full amount of Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case by the affirmative vote of holders of a majority of the votes present and entitled to vote at the stockholders’ meeting duly called, noticed and convened for such purpose, at which the total votes cast represent over 50% in interest of all Voting Stock entitled to vote on such proposal.
          “Conversion Stockholder Approval Default” has the meaning set forth in Section 4(d)(ii).
          “Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Convertible Preferred Stock PIK Dividend Provision” has the meaning set forth in Section 4(a).
          “Dividend Payment Date” has the meaning set forth in Section 4(a).
          “Dividend Period” has the meaning set forth in Section 4(a).
          “Dividend Record Date” has the meaning set forth in Section 4(a).

          “Equity Security” means (i) any common stock or other Voting Stock; (ii) any securities convertible into or exchangeable for common stock or other Voting Stock; or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.
          “Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Property” has the meaning set forth in Section 14(a).
          “Fundamental Change” means the occurrence of any of the following events after the date hereof:
     (i) a “person” or “group” (each within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, has become the direct or indirect Beneficial Owner of shares of Common Stock representing more than 50% of the total voting power in the aggregate of classes of the Company’s Capital Stock entitled to vote generally in the election of directors; provided that a transaction covered under (iii)(A) below where no person or group other than a Permitted Holder becomes the direct or indirect Beneficial Owner of Common Stock representing more than 50% of the total voting power of the Company’s Capital Stock entitled to vote generally in the election of directors of the ultimate parent company of the continuing, surviving or successor company shall not constitute a Fundamental Change for purposes of this clause (i); or
     (ii) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (iii) a consolidation, merger or binding share exchange, any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s assets to another Person or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than:
     (A) any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction, so long as the continuing or surviving or successor Person is a publicly reporting company whose common stock trades on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) and the shares of preferred stock are convertible into such publicly traded common stock of such entity; or
     (B) any consolidation, merger, share exchange, conveyance, transfer, sale, lease or other disposition of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock, ordinary shares, American Depositary Shares or depositary receipts or other certificates representing common equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or
     (C) any consolidation or merger with or into any of the Company’s subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any Person that is not a subsidiary of the Company in a transaction that would otherwise be deemed a Fundamental Change by reason of this clause (iii); or
(iv) a Termination of Trading; or

     (v) the Company, within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors.
          “Fundamental Change Effective Date” has the meaning set forth in Section 11(b).
          “Fundamental Change Notice” has the meaning set forth in Section 9(b).
          “Fundamental Change Notice Date” has the meaning set forth in Section 9(b).
          “Fundamental Change Repurchase Date” has the meaning set forth in Section 9(a).
          “Fundamental Change Repurchase Notice” has the meaning set forth in Section 9(c).
          “Fundamental Change Repurchase Price” has the meaning set forth in Section 9(a).
          “Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the true and lawful owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
          “Independent Director” means a director of the Company who qualifies as an “independent director” of the Company under (a) New York Stock Exchange Rule 303A.02 (or any successor provision thereto) or (b) if the Company is not listed on the New York Stock Exchange, any comparable rule or regulation of the primary stock exchange or quotation system on which the Common Stock is listed or quoted.
          “Issue Date” means the date on which the Convertible Preferred Stock is originally issued by the Company.
          “Junior Stock” means the Common Stock and any other class or series of stock of the Company now existing or hereafter authorized over which Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
          “Liquidation Preference” means $1,000 per share of Convertible Preferred Stock.
          “Listed Common Equity” has the meaning set forth in Section 11(a).
          “Make-Whole Fundamental Change” has the meaning set forth in Section 11(a).
          “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or another U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
          “Maturity Date” means August 1, 2016.
          “Merger” means the transaction pursuant to which the Company acquired Pathmark Stores, Inc.
          “MGCL” means the Maryland General Corporation Law, codified in Md. Code Ann., Corps. & Ass’ns, Titles 1-3, as may be in effect from time to time.

          “Nonpayment” has the meaning set forth in Section 15(d)(i).
          “Nonpayment Preferred Director” has the meaning set forth in Section 15(d)(i).
          “Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer and Head of Corporate Finance, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller or the Chief Accounting Officer and (ii) by the Treasurer and Head of Corporate Finance, any Assistant Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.
          “Parity Stock” means any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company.
          “Permitted Holder” means any of the Tengelmann Parties and the Yucaipa Parties.
          “Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, unincorporated organization, syndicate or other entity, or any transnational, Federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded.
          “Pro Rata Repurchase” means any purchase of all or a portion of the shares of Common Stock by the Company or any Affiliate pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof.
          “Record Date” has the meaning set forth in Section 13(m).
          “Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.
          “Reorganization Event” has the meaning set forth in Section 14(a).
          “Restricted Common Stock Legend” has the meaning set forth in Section 24(b).
          “Restricted Preferred Stock Legend” has the meaning set forth in Section 24(a).
          “Restricted Stock Legend” has the meaning set forth in Section 24(b).
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities” has the meaning set forth in Section 24(c)(i).
          “Securities Act” has the meaning set forth in Section 24(c)(i).
          “Senior Secured Notes” means the second-lien senior secured notes issued by the Company on the Issue Date pursuant to the Senior Secured Notes Indenture.

          “Senior Secured Notes Indenture” means the Indenture, intended to be dated as of August 4, 2009, by and among the Company, the corporations listed on the signature pages thereto and Wilmington Trust Company, as trustee and collateral agent.
          “Senior Stock” means any class or series of stock of the Company now existing or hereafter authorized which has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.
          “Series A Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Series A Holder” means a Holder of Series A Preferred Stock.
          “Series A Preferred Director” has the meaning set forth in Section 15(b)(i).
          “Series A-T Board Representation Entitlement” means zero directors, except, from and after the Issue Date and to, but not including, the Maturity Date, for so long as the Tengelmann Percentage Interest is, and has been continuously since the Issue Date, at least 10%, that number of directors equal to the product of the total number of Company directorships (including vacancies) at such time and the Tengelmann Percentage Interest at such time (rounded to the nearest whole number); provided, however, that so long as the Series A-Y Board Representation Entitlement equals two directors, if the calculation set forth above would result in a number of directors equal to five, then the Series A-T Board Representation Entitlement shall mean four directors.
          “Series A-T Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Series A-T Holder” means a Holder of Series A-T Preferred Stock.
          “Series A-Y Board Representation Entitlement” means zero directors, except, from and after the Issue Date and to, but not including, the Maturity Date, (i) two directors (at least one of whom would qualify as an Independent Director) so long as the Yucaipa Percentage Interest is, and has been continuously since the Issue Date, at least 20% or (ii) one director (who would qualify as an Independent Director) so long as the Yucaipa Percentage Interest is less than 20% and has been continuously since the Issue Date at least 10%.
          “Series A-Y Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Series A-Y Holder” means a Holder of Series A-Y Preferred Stock.
          “Series B Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Series B-T Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Series B-Y Convertible Preferred Stock” has the meaning set forth in Section 1.
          “Share Price” has the meaning set forth in Section 11(b).
          “Special Voting Parity Stock” has the meaning set forth in Section 15(d)(i).
          “Spin-Off” has the meaning set forth in Section 13(c).
          “Tengelmann” means Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of the Federal Republic of Germany.
          “Tengelmann Parties” means (1) Tengelmann, (2) each controlled Affiliate of Tengelmann, (3) each partner of Tengelmann and the respective members of their immediate families and (4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding clauses (1), (2) and (3).
          “Tengelmann Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is Beneficially Owned by Tengelmann and its Affiliates as of such date; provided, however, that for purposes of this calculation all determinations shall be made as if the Conversion Stockholder Approval has been obtained. Notwithstanding the foregoing sentence, to the extent that any decrease in the Tengelmann Percentage Interest is attributable to issuances from March 4, 2007 to, but not including, the Issue Date of Equity Securities by the Company (as opposed to dispositions of Equity Securities of the Company by Tengelmann or its Affiliates), such decrease will not be taken into account for purposes of determining the Tengelmann Percentage Interest unless such decrease was attributable to issuance of Equity Securities by the Company (x) in connection with a Business Combination by the Company or other acquisition by the Company, other than the Merger, approved by Tengelmann, in accordance with any consent right pursuant to any stockholder agreement between Tengelmann and Company or (y) on or about December 3, 2007 in connection with the Merger, as merger consideration, but not in any event by any warrants or options issued in connection with the Merger.
          “Termination of Trading” means the Common Stock (or other common stock into which the Convertible Preferred Stock is then convertible) is not listed for trading on a U.S. national or regional securities exchange (including The Nasdaq Stock Market).
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national securities exchange (including The Nasdaq Stock Market) on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day; provided, however, that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.
          “Transfer Agent” means American Stock Transfer & Trust Company acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.
          “Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) Beneficially Owned by any Person, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities will not be deemed to be outstanding for the purpose of computing the Voting Power of any Person.
          “Voting Stock”, of any Person, means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person.
          “Yucaipa” means Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance Fund (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, LP, and Yucaipa American Alliance (Parallel) Fund II, LP.
          “Yucaipa Parties” means (1) Yucaipa, (2) each controlled Affiliate of Yucaipa, The Yucaipa Companies, LLC or Ronald W. Burkle, (3) each partner of Yucaipa, any controlled Affiliate of Yucaipa, The Yucaipa Companies, LLC or Ronald W. Burkle and the respective members of their immediate families and (4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more Persons described in the preceding clauses (1), (2) and (3).
          “Yucaipa Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is Beneficially Owned by Yucaipa and its controlled Affiliates as of such date (including any Equity Securities owned prior to the Issue Date); provided, however, that for purposes of this calculation (x) all determinations shall be made as if the Conversion Stockholder Approval has been obtained and (y) notwithstanding the definition of Beneficial Ownership or Voting Power, all determinations shall be made as if Yucaipa beneficially owns any and all Voting Stock or Equity Securities subject to any swap, hedge, forward contract, credit default swap or any other agreement that hedges the economic consequences of ownership of any Voting Stock or Equity Securities.
Section 4. Dividends.
          (a) Rate. Holders shall be entitled to receive, if, as and when authorized by the Board of Directors or any duly authorized committee thereof and declared by the Company, but only out of assets legally available therefor, cumulative dividends accruing at the Applicable Rate (subject to increase pursuant to clause (d) below) per share per annum on the Liquidation Preference for the applicable Dividend Period. For any Dividend Period, such dividends shall be payable in cash; provided that, if and only if, either (i) the payment in full in cash of such dividends would be prohibited by the terms of the ABL Credit Agreement or (ii) insufficient assets are legally available to the Company for the payment in full of such cash dividends, such dividends shall instead be paid in additional duly authorized, validly issued and fully paid and nonassessable shares of the series of Convertible Preferred Stock in respect of which such dividend is being paid (such election, the “Convertible Preferred Stock PIK Dividend Provision”); provided further that if the Company pays such dividend in shares of Convertible Preferred Stock, no fractional shares shall be issued in payment of any such dividend, and the Company shall pay, at its option, in lieu of any fraction of a share that would otherwise be issuable in payment of such dividend, (x) cash or (y) an additional whole share. The Company must provide Holders written notice, at least five Business Days prior to the Dividend Record Date for such dividend, of any exercise of the Convertible Preferred Stock PIK Dividend Provision. Dividends shall be payable quarterly in arrears on each of March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2009, for so long as any Convertible Preferred Stock is outstanding; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Dividend Payment Date”). Accumulated and unpaid dividends for any prior Dividend Period may be paid at any time. The period from and including August 4, 2009 or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” The record date for payment of dividends on the Convertible Preferred Stock will be the fifteenth day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or any duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of the dividend per share of Convertible Preferred Stock payable will be computed on the basis of a 360-day year of twelve 30-day months.
          (b) Calculation of Non-Cash Dividends. In the event that the Company exercises the Convertible Preferred Stock PIK Dividend Provision and pays any dividend in shares of Convertible Preferred Stock, the amount of the dividend per share of Convertible Preferred Stock so payable shall be valued for such purposes at the Liquidation Preference of the Convertible Preferred Stock. The number of additional shares of Convertible Preferred Stock issuable to Holders pursuant to such Convertible Preferred Stock PIK Dividend Provision will be the number obtained by dividing (a) the amount of the dividend per share of Convertible Preferred Stock payable at the Applicable Rate (subject to increase pursuant to clause (d) below) on such applicable Dividend Payment Date by (b) the Liquidation Preference.

          (c) Accrual. Dividends on the Convertible Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.
          (d) Dividend Step-Up.
     (i) If and whenever dividends on the Convertible Preferred Stock have not been paid in full (in cash or pursuant to the Convertible Preferred Stock PIK Dividend Provision), whether or not declared, in respect of any Dividend Period, then the Applicable Rate in respect of the dividend payable on any Dividend Payment Date shall be increased by an additional 2.00% per annum with respect to such Dividend Period. The increase in the Applicable Rate set forth herein shall be in addition to, and shall not be considered a substitution for, any remedies available for Nonpayment specified in Section 15(b).
     (ii) If the Company fails to obtain the Conversion Stockholder Approval on or prior to the six-month anniversary of the Issue Date (a “Conversion Stockholder Approval Default”), the Applicable Rate in respect of the dividend payable on any Dividend Payment Date shall be increased by an additional 2.00% per annum from the date of such Conversion Stockholder Approval Default through, but excluding, the date on which such Conversion Stockholder Approval Default shall have been cured, and until such cure shall further increase by an additional 1.00% per annum at the end of each six-month period thereafter.
          (e) Priority of Dividends. So long as any share of Convertible Preferred Stock remains outstanding and subject to the Company’s compliance with the provisions of Section 13, unless as to a Dividend Payment Date, full cumulative dividends on all outstanding shares of the Convertible Preferred Stock for all past Dividend Periods have been or are contemporaneously declared and paid and for the then current Dividend Period have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside, the Company will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, set apart any sum for the payment of dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock or Parity Stock, or make any guarantee payment with respect thereto.
          The foregoing restriction, however, will not apply to any stock dividends paid by the Company with respect to Junior Stock where the dividend stock is the same stock as that on which the dividend is being paid.
          For so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock and any Parity Stock, all dividends declared upon shares of Convertible Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Convertible Preferred Stock and accrued dividends for the then-current Dividend Period per share of any Parity Stock (including, in the case of any such Parity Stock that bears cumulative dividends, all accumulated and unpaid dividends for past Dividend Periods with respect to both the Convertible Preferred Stock and such Parity Stock) bear to each other.
          Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and unless otherwise specifically provided, Holders will not be entitled to participate in those dividends.
          (f) Conversion Following A Record Date. If a Conversion Date for any shares of Convertible Preferred Stock is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Convertible Preferred Stock is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares, upon surrender for conversion, must be accompanied by (i)

cash or (ii) additional shares of Convertible Preferred Stock with an aggregate Liquidation Preference equal to the dividend on such shares; provided that no such payment need be made if a conversion is made in connection with a Make-Whole Fundamental Change in accordance with the terms hereof.
          (g) Successive Adjustments. After any adjustment to the Applicable Rate under this Section 4 has been made, any subsequent event requiring an adjustment under this Section 4 shall cause an adjustment to the Applicable Rate as so adjusted. The increase in the Applicable Rate set forth in this Section 4 shall be in addition to, and shall not be considered a substitution for, any remedies set forth elsewhere in these Articles Supplementary.
Section 5. Liquidation Rights.
          (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Convertible Preferred Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution equal to the greater of (i) the amount of the Liquidation Preference, plus any accumulated and unpaid and accrued and unpaid dividends thereon up to, but excluding, the date of the liquidation, dissolution or winding up, and (ii) in lieu of any payment pursuant to clause (i) above, the amount that would be payable in such liquidation, dissolution or winding up with respect to the shares of Common Stock issuable to such Holders upon the conversion of the shares of Convertible Preferred Stock held by such Holders had such shares of Convertible Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up; provided, that for purposes of this calculation such determination shall be made as if the Conversion Stockholder Approval has been obtained. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
          (b) Partial Payment. If the assets of the Company are not sufficient to pay in full the Liquidation Preference of the Convertible Preferred Stock, plus any accumulated and unpaid and accrued and unpaid dividends thereon, and the liquidation preference of any Parity Stock, plus any accumulated and unpaid and accrued and unpaid dividends thereon, any amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.
          (c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled have been paid in full, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
          (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.
          (e) Liquidation Preference Opt-Out. In determining whether a distribution (whether by voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 6. Redemption.
          Subject to the repurchase rights of the Holders set forth herein, the Convertible Preferred Stock will not be redeemable by the Company on any date prior to the Maturity Date.
Section 7. Right of the Holders to Convert.
          Except as otherwise specified herein, each Holder shall have the right, at such Holder’s option, after the first anniversary of the Issue Date (or earlier if in connection with a Fundamental Change) to convert all or any portion of such Holder’s Convertible Preferred Stock into duly authorized, validly issued and fully paid and nonassessable shares of Common Stock at the Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures of Section 8), plus, in lieu of any fractional share, (x) cash or (y) an additional whole share of Common Stock, at the option of the Company; provided, however, that at any time prior to the receipt of the Conversion Stockholder Approval, (a) the aggregate amount of Series A-Y Convertible Preferred Stock and Series B-Y Convertible Preferred Stock will not be exercisable into more than 18.99% of the Common Stock outstanding prior to the issuance of the Convertible Preferred Stock and (b) the aggregate amount of Series A-T Convertible Preferred Stock and Series B-T Convertible Preferred Stock will not be exercisable into more than 1.00% of the Common Stock outstanding prior to the issuance of the Convertible Preferred Stock.
Section 8. Conversion Procedures.
          (a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Convertible Preferred Stock and such shares of Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.
          (b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 13, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Convertible Preferred Stock, except pursuant to Section 15 hereof.
          (c) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.
          (d) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:
     (i) complete and manually sign the conversion notice provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of the conversion notice, and deliver such irrevocable notice to the Conversion Agent;
     (ii) surrender the shares of Convertible Preferred Stock to the Conversion Agent;

     (iii) if required, furnish appropriate endorsements and transfer documents;
     (iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 25; and
     (v) if required pursuant to Section 4(f), pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.
          The date on which a Holder complies with the procedures in this clause (d) is the “Conversion Date.” The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into shares of Common Stock, in accordance with the terms of the Conversion Notice.
Section 9. Repurchase of Convertible Preferred Stock Upon a Fundamental Change.
          (a) Fundamental Change Repurchase. If a Fundamental Change occurs, at any time after December 3, 2012 (or, if the ABL Credit Agreement has been refinanced, such earlier date as permitted under the terms of the refinanced indebtedness) and, so long as any Senior Secured Notes are outstanding, after the completion of any Change of Control Offer (as defined in the Senior Secured Notes Indenture) required under the Senior Secured Notes as a result of the event that constitutes such Fundamental Change, the Convertible Preferred Stock shall be repurchased by the Company in whole or in part, out of funds legally available therefor, at the option of the Holder thereof, in cash at 101% of the Liquidation Preference of the Convertible Preferred Stock to be repurchased, plus any accumulated and unpaid and accrued and unpaid dividends thereon up to, but not including, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be a date that is no earlier than 20 Business Days and no later than 30 Business Days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”). If the Fundamental Change Repurchase Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company will pay the related dividend to the person to whom the Fundamental Change Repurchase Price is payable (and only to the extent that such dividend was not already paid as part of the Fundamental Change Repurchase Price).
          (b) Notices. On or before the twentieth day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers a Fundamental Change will occur), a written notice shall be sent by or on behalf of the Company to the Holders by first-class mail setting forth the date on which it is anticipated that such Fundamental Change will occur. Within 15 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice”) by first-class mail to each Holder (the date of such mailing, the “Fundamental Change Notice Date”); provided that, if such Fundamental Change is also subject to the provisions of Section 11, any Fundamental Change Notice required to be delivered to the Holders pursuant to this Section 9 shall be mailed to each Holder by first class mail on the Fundamental Change Effective Date. The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;
     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to Section 9(c) must be given;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of (A) the bank or trust company with which funds necessary for the redemption contemplated by Section 9(a) will be deposited and (B) the paying agent and the Transfer Agent;
     (vi) the Conversion Rate and any adjustments thereto;

     (vii) that the Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been given may instead be converted if such Convertible Preferred Stock are otherwise convertible pursuant to Section 7 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of these Articles Supplementary;
     (viii) that the Convertible Preferred Stock must be surrendered to the paying agent to collect the Fundamental Change Repurchase Price;
     (ix) briefly, the procedures the Holder must follow to exercise rights under this Section 9(b);
     (x) the procedures for withdrawing a Fundamental Change Repurchase Notice; and
     (xi) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, dividends, if any, on the Convertible Preferred Stock surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date.
          (c) Fundamental Change Repurchase Procedures. A Holder may exercise its rights specified in Section 9(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the paying agent at any time on or prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date, stating:
     (i) the certificate number of the Convertible Preferred Stock which the Holder will deliver to be repurchased;
     (ii) the aggregate liquidation preference of the Convertible Preferred Stock, or portion thereof, which the Holder will deliver to be repurchased; and
     (iii) that such Convertible Preferred Stock shall be repurchased pursuant to the terms and conditions specified in the applicable provisions of such Convertible Preferred Stock and these Articles Supplementary.
          The delivery of such Convertible Preferred Stock to the paying agent with the Fundamental Change Repurchase Notice at the offices of the paying agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9 only if the Convertible Preferred Stock so delivered to the paying agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
          (d) Termination of Rights. Any repurchase by the Company contemplated pursuant to the provisions of this Section 9 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Repurchase Date or the satisfaction of the foregoing conditions to such repurchase to be fulfilled by the Holder hereunder. If the bank or trust company meeting the requirements set forth in Section 9(g) holds money sufficient to pay the Fundamental Change Repurchase Price of the Convertible Preferred Stock which Holders have elected to require the Company to repurchase on such Business Day in accordance with the terms of these Articles Supplementary, then, from and including the Fundamental Change Repurchase Date, such Convertible Preferred Stock shall cease to be outstanding and dividends on such Convertible Preferred Stock shall cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon satisfaction of the foregoing conditions.
          (e) Effects of Fundamental Change Repurchase Notice. Upon receipt by the paying agent of the Fundamental Change Repurchase Notice specified in Section 9(c), the Holder of the Convertible Preferred Stock in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Convertible Preferred Stock. The Company shall cause such Fundamental Change Repurchase Price to be paid to such Holder promptly following the later of (i) the Business Day following the Fundamental Change Repurchase Date, as the case may be, with respect to such Convertible Preferred Stock (provided the conditions in Section 9(c) have been satisfied) and (ii) the time of delivery of such Convertible Preferred Stock to the paying agent by the Holder thereof in the manner required by Section 9(c). Convertible Preferred Stock in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Section 7 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
          (f) Withdrawal. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date specifying:
     (i) the certificate number of the Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted;
     (ii) the aggregate liquidation preference of the Convertible Preferred Stock, or portion thereof, with respect to which such notice of withdrawal is being submitted; and
     (iii) the aggregate liquidation preference, if any, of such Convertible Preferred Stock which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Holder;
provided, however, that such withdrawal shall be effective only if the description of the Convertible Preferred Stock set forth in such withdrawal notice conforms in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
          (g) Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the later of the Fundamental Change Repurchase Date and the Holder’s satisfaction of all applicable conditions specified in Section 9, the Company shall deposit with a bank or trust company selected by the Board of Directors doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $500 million, an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Convertible Preferred Stock or portions thereof which are to be repurchased in respect of such Fundamental Change Repurchase Date.
          (h) Convertible Preferred Stock Repurchased in Part. Any Convertible Preferred Stock which is to be repurchased only in part shall be surrendered at the office of the paying agent (with, if the Company or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and shall authenticate and deliver to the Holder of such Convertible Preferred Stock, without service charge, new Convertible Preferred Stock, of any authorized denomination as requested by such Holder in aggregate liquidation preference equal to, and in exchange for, the portion of the Liquidation Preference of the Convertible Preferred Stock so surrendered which is not repurchased.
Section 10. Reserved.
Section 11. Make-Whole.
          (a) Make-Whole Fundamental Change Conversion. If, after the Convertible Preferred Stock is issued, the Fundamental Change Effective Date of a Fundamental Change pursuant to paragraph (i) (without giving effect to the proviso at the end of paragraph (i) in the definition of “Fundamental Change”), (iii) (without giving effect to clause (A) under paragraph (iii) in the definition of “Fundamental Change”) or (iv) of the definition of “Fundamental Change” occurs (regardless of whether the Holder has the right to require the Company to repurchase the Convertible Preferred Stock) and 10% or more of the consideration (excluding in calculating such percentage cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) for the Common Stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) (collectively, “Listed Common Equity”) (a “Make-Whole Fundamental Change”) and the Convertible Preferred Stock is surrendered for conversion in accordance with the procedures set forth in Section 8(d) in connection with such Fundamental Change transaction, the Company will increase the Conversion Rate by a number of additional shares of Common Stock (the “Additional Shares”) determined pursuant to this Section 11.
          A conversion of the Convertible Preferred Stock will be deemed for these purposes to be “in connection with” a Fundamental Change transaction if the related Conversion Notice is received by the Conversion Agent during the period from and including the Fundamental Change Effective Date until and including the 30th Business Day following such Fundamental Change Effective Date.
          (b) Number of Additional Shares. The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table below, with reference to the date such Fundamental Change transaction becomes effective (the “Fundamental Change Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Fundamental Change transaction. If the holders of Common Stock receive only cash in the Fundamental Change transaction, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Prices of the Common Stock on the five Trading Days immediately prior to but not including the Fundamental Change Effective Date.
          As of any date upon which the Conversion Rate is adjusted pursuant to Section 13, the Share Prices set forth in the first row of the table below shall be adjusted by the Company such that the adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted pursuant to Section 13. If the Share Price is between two Share Prices in the table, or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year. If the Share Price is in excess of $40.00 per share (subject to adjustment as set forth herein), or if the Share Price is less than $4.00 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Conversion Rate.
Number of Additional Shares
Share Price

Effective Date	$4.00	$4.50	$5.00	$6.00	$8.00	$10.00	$15.00	$20.00	$30.00	$40.00
4-Aug-09	50.0000	46.0003	41.5267	34.8385	26.1594	21.1836	14.3705	10.9497	7.2809	5.6892
4-Aug-10	50.0000	43.9440	39.6511	33.0145	25.0260	20.2654	13.5942	10.2582	7.0385	5.1628
4-Aug-11	50.0000	41.1360	37.1115	30.9136	23.4248	18.7203	12.7812	9.5478	6.4523	5.0291
4-Aug-12	50.0000	37.2409	33.5946	27.9166	21.1402	16.8786	11.3230	8.6454	5.7261	4.4736
4-Aug-13	50.0000	31.9489	28.7922	24.0022	18.0230	14.3540	9.6154	7.3421	4.9131	3.8419
4-Aug-14	50.0000	24.8885	22.1294	18.3662	13.7871	11.0362	7.3390	5.5413	3.6946	2.7682
4-Aug-15	50.0000	22.2222	13.4875	10.6574	7.9701	6.3473	4.2364	3.1793	2.1144	1.5746
1-Aug-16	50.0000	22.2222	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          Notwithstanding the foregoing, in no event will the number of Additional Shares of Common Stock by which the Conversion Rate is adjusted pursuant to this Section 11 exceed 50.0000 shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.

          (c) Initial Make-Whole Fundamental Change Notice. On or before the twentieth day prior to the date on which the Company anticipates consummating a Make-Whole Fundamental Change (or, if later, promptly after the Company discovers a Make-Whole Fundamental Change will occur), a written notice shall be sent by or on behalf of the Company to the Holders by first-class mail. Such notice shall contain:
     (i) the date on which the Make-Whole Fundamental Change is anticipated to be effected; and
     (ii) the date, which shall be 30 Business Days after the anticipated Fundamental Change Effective Date, by which the conversion of the Convertible Preferred Stock will be deemed for purposes of this Section 11 to be in connection with a Fundamental Change transaction.
          (d) Second Make-Whole Acquisition Notice. On the Fundamental Change Effective Date, another written notice shall be sent by or on behalf of the Company to the Holders by first-class mail. Such notice shall contain:
     (i) the date that shall be 30 Business Days after the Fundamental Change Effective Date;
     (ii) the number of Additional Shares and, if applicable, the Fundamental Change Repurchase Price;
     (iii) the amount of cash, securities and other consideration payable per share of Common Stock and Convertible Preferred Stock in connection with such Fundamental Change; and
     (iv) the instructions a Holder must follow to convert its Convertible Preferred Stock in connection with such Fundamental Change transaction or to exercise rights under Section 9(b), if applicable.
Section 12. Mandatory Redemption.
          (a) Mandatory Redemption. On the Maturity Date the Company shall redeem all of the outstanding Convertible Preferred Stock at 100% of the Liquidation Preference, plus all accumulated and unpaid and accrued and unpaid dividends thereon up to, but not including, the Maturity Date, out of funds legally available for such purposes. The Company shall take all actions required or permitted under the MGCL to permit such redemption of the Convertible Preferred Stock.
          (b) Notice. At least 30 days prior to the Maturity Date, the Company shall mail a written notice by first-class mail to each Holder, which notice shall state:
     (i) the Maturity Date;
     (ii) the name and address of (A) the bank or trust company with which funds necessary for the redemption contemplated by Section 12(a) will be deposited and (B) the Transfer Agent;
     (iii) the redemption price for the Convertible Preferred Stock;
     (iv) that the Convertible Preferred Stock must be surrendered to the Transfer Agent to collect the redemption price; and
     (v) briefly, any procedures the Holder must follow to exercise rights under this Section 12.
          (c) Deposit of Funds. If on or before the Maturity Date all funds necessary for the redemption contemplated by Section 12(a) shall have been deposited with a bank or trust company selected by the Board of Directors doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $500 million, for the purpose of redeeming the Convertible Preferred Stock, then, from and after the Maturity Date, dividends on the shares of the Convertible Preferred Stock shall cease to accrue and accumulate, and the shares of Convertible Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender of the certificates for shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require), such shares shall be redeemed by the Company at the redemption price.
          Any deposit by the Company of funds with a bank or trust company for the purpose of redeeming Convertible Preferred Stock shall be irrevocable, except that any balance of money so deposited and unclaimed by any Holders of shares of Convertible Preferred Stock entitled thereto at the expiration of two years from the Maturity Date shall be repaid, together with any interest or other earnings earned thereon, to the Company (or its successor), and after any such repayment, the Holders shall look only to the Company (or its successor) for payment without interest or other earnings.
Section 13. Anti-Dilution Adjustments.
          (a) Adjustment for Change in Capital Stock. If, after the Convertible Preferred Stock is issued, the Company:
     (i) pays a dividend or makes another distribution payable in shares of Common Stock on the Common Stock;
     (ii) subdivides the outstanding shares of Common Stock into a greater number of shares; or
     (iii) combines the outstanding shares of Common Stock into a smaller number of shares;
then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, shall be adjusted by the Company based on the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to such Ex-Dividend Date, or effective date;
     CR1 = the new Conversion Rate in effect immediately after such Ex-Dividend Date, or effective date;
     OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date; and
     OS1 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date but after giving effect to such dividend, distribution, share split or share combination.
     If any dividend or distribution described in this Section 13(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (b) Adjustment for Rights Issue. If, after the Convertible Preferred Stock is issued, the Company distributes to all, or substantially all, holders of shares of Common Stock any rights, warrants or options entitling them, for a period of not more than 60 days after the date of issuance thereof, to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to Holders upon conversion of their Convertible Preferred Stock into Common Stock), then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Company in accordance with the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;
     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution (e.g., the Conversion Rate in effect before trading commences on the morning after the Ex-Dividend Date);
     OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;
     X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and
     Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.
     For purposes of this Section 13(b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices for each Trading Day in the applicable 10-consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.
     If any right, warrant or option described in this Section 13(b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.
          (c) Adjustment for Other Distributions. If, after the Convertible Preferred Stock is issued, the Company distributes to all, or substantially all holders of its Common Stock shares of Capital Stock, evidences of indebtedness or other assets or property, excluding:
          (i) dividends, distributions, rights, warrants or options referred to in Section 13(a) or 13(b);
          (ii) dividends or distributions paid exclusively in cash; and
          (iii) Spin-Offs described below in this Section 13(c),
     then the Conversion Rate will be adjusted by the Company based on the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;
     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

     SP0 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
     FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this Section 13(c), where there has been a payment of a dividend or other distribution to all, or substantially all, holders of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any subsidiary of the Company or other business unit of the Company (a “Spin-Off”), then the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted by the Company based on the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to the effective date of the Spin-Off;
     CR1 = the new Conversion Rate after the Spin-Off;
     FMV0 = the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10-consecutive Trading Days after, and including, the effective date of the Spin-Off; and
     MP0 = the average of the Closing Prices of the Common Stock over the 10-consecutive Trading Days after, and including, the effective date of the Spin-Off.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following, and including, the effective date of any Spin-Off, references within this Section 13(c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     If any such dividend or distribution described in this Section 13(c) is declared but not paid or made, the new Conversion Rate shall be readjusted by the Company to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (d) Adjustment for Cash Dividends. If, after the Convertible Preferred Stock is issued, the Company makes any cash dividend or distribution to all, or substantially all, holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Company based on the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;
     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

     SP0 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
     C = the amount in cash per share that the Company distributes to holders of its Common Stock.
     If any dividend or distribution described in this Section 13(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) Adjustment for Common Stock Repurchases. If, after the Convertible Preferred Stock is issued, the Company or any of its subsidiaries effects a Pro Rata Repurchase of shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of its Common Stock exceeds the Closing Price of a share of its Common Stock on the Trading Day following the effective date of such Pro Rata Repurchase, then the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase shall be adjusted by the Company based on the following formula:
     where
     CR0 = the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase;
     CR1 = the new Conversion Rate in effect after such Pro Rata Repurchase;
     AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for the Common Stock purchased in such Pro Rata Repurchase;
     OS0 = the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase;
     OS1 = the number of shares of Common Stock outstanding immediately after the effective date of such Pro Rata Repurchase (after giving effect to such Pro Rata Repurchase); and
     SP1 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period commencing on the Trading Day following the effective date of such Pro Rata Repurchase.
     The adjustment to the Conversion Rate under this Section 13(e) will occur on the 10th Trading Day from, and including, the Trading Day following the effective date of such Pro Rata Repurchase; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the effective date of such Pro Rata Repurchase, references in this Section 13(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Pro Rata Repurchase and the Conversion Date in determining the Conversion Rate.
     (f) Additional Adjustments.
     (i) The Company may, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) has determined that such increase would be in the Company’s best interests. The Company will give holders of Convertible Preferred Stock at least 15 days prior notice of such an increase in the Conversion Rate.

     (ii) To the extent that the Company has a rights plan in effect upon any conversion of the Convertible Preferred Stock into Common Stock, a Holder shall receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as described in Section 13(c). A further adjustment shall occur as described in Section 13(c) if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (iii) Following:
     (A) any reclassification of the Common Stock;
     (B) a consolidation, merger, binding share exchange or combination involving the Company;
     (C) a conveyance, transfer, sale, lease or other disposition to another Person or entity of all or substantially all of the Company’s assets; or
the settlement amount in respect of the Company’s conversion obligation will be computed as set forth in Section 13, based on the kind and amount of shares of stock, securities, other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the number of shares of Convertible Preferred Stock owned would have been entitled to receive in such transaction. However, if in any such transaction holders of Common Stock would be entitled to elect the consideration for their Common Stock, the Company shall make adequate provisions so that upon conversion each Holder of Convertible Preferred Stock shall be entitled to elect the consideration that they shall receive upon conversion of Convertible Preferred Stock as described in Section 13, if applicable.
     (iv) Except as otherwise stated in this Section 13, the Company will not be required to adjust the Conversion Rate for the issuance of shares of Common Stock, including in connection with satisfaction of the Company’s conversion obligation in a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
          (g) De Minimis Impact on Conversion Rate. Notwithstanding anything in the forgoing provisions of this Section 13 to the contrary, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any conversion of Convertible Preferred Stock, or upon required purchases of Convertible Preferred Stock in connection with a Fundamental Change, on every one year anniversary from the Issue Date on the Record Date and immediately prior to the Maturity Date; provided that any such adjustment of less than 1% that has not been made will be made upon (x) the end of each fiscal year of the Company, (y) the date of any notice of redemption of the Convertible Preferred Stock in accordance with the provisions hereof or any notice of a Make-Whole Fundamental Change and (z) any Conversion Date.
          (h) Notice of Adjustments. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent shall not be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof. The Company shall also deliver to the Conversion Agent an Officers’ Certificate with respect to the adjustment.
          (i) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 13 has been made, any subsequent event requiring an adjustment under this Section 13 shall cause an adjustment to the Conversion Rate as so adjusted.

          (j) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).
     (k) When No Adjustment Required.
     (i) Except as otherwise provided in this Section 13, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.
     (ii) No adjustment to the Conversion Rate need be made:
     (A) upon the issuance of any shares of Common Stock pursuant to any present or future plan or arrangement providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;
     (B) upon the issuance of any shares of Common Stock or options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights) in any transaction resulting in an exchange for fair market value, including in connection with a reduction of indebtedness or liabilities of the Company or any of its subsidiaries;
     (C) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;
     (D) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date (or otherwise issued as a pay-in-kind dividend in respect thereof) (unless otherwise specifically provided in Section 13); or
     (E) for accumulated and unpaid and accrued and unpaid dividends on the Convertible Preferred Stock.
     (iii) No adjustment to the Conversion Rate need be made for a change in the par value or no par value of the Common Stock.
     (iv) No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.
          (l) Record Date. For purposes of this Section 13, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (m) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 13 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.
          (n) Other Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section, as the Board of Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.
          (o) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on an Officers’ Certificate and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 13.
          (p) Fractional Shares. No fractional shares of Common Stock will be issued to Holders of the Convertible Preferred Stock upon conversion. All shares of Common Stock (including fractional shares thereof) that would issuable upon conversion of more than one share of Convertible Preferred Stock by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share of Common Stock. If after such aggregation, the conversion would result in the issuance of any fractional share of Common Stock, in lieu of issuing a fractional share of Common Stock, a Holder will be entitled to receive, at the option of the Company, (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) an additional whole share of Common Stock.
Section 14. Adjustment for Reorganization Events.
     (a) Reorganization Events. In the event of:
     (i) any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);
     (ii) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock; or
     (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock or pursuant to which the holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock;
each of which is referred to as a “Reorganization Event,” each share of the Convertible Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”) receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person. Upon the conversion of any Convertible Preferred Stock pursuant to Section 7 or Section 11 on each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of such securities, cash or other property received per share of Common Stock, as determined in accordance with this Section 14.
          (b) Exchange Property Election. In the event that holders of the shares of Common Stock have the opportunity to elect the form of Exchange Property to be received in such transaction, the form of Exchange Property that the Holders shall be entitled to receive shall be determined by the Holders of two-thirds of the outstanding Convertible Preferred Stock.
          (c) Successive Reorganization Events. The Company shall make provision for the provisions of this Section 14 to similarly apply to successive Reorganization Events and the provisions of Section 13 to apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
          (d) Reorganization Event Notice. The Company (or any successor) shall, within 10 days of the occurrence of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.
Section 15. Voting Rights.
          (a) General. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Series A Holders shall vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote. Each Series A Holder shall be entitled to such number of votes as the number of shares of Common Stock into which such Series A Holder’s shares of Series A Convertible Preferred Stock would be convertible at the time of the record date for any such vote (without regard to the limitations set forth in Section 7) and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Convertible Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date and shall be included in such calculation; provided, however, that until such time as the Conversion Stockholder Approval has been obtained, (a) the aggregate number of votes entitled to be cast by the Series A Convertible Preferred Stock shall not exceed 19.99% of the voting power of the Common Stock outstanding immediately prior to the issuance of the Series A Convertible Preferred Stock, applied on a pro rata per share basis, among all Holders of Series A Convertible Preferred Stock and (b) the aggregate number of votes entitled to be cast by the Series A-T Convertible Preferred Stock shall not exceed 1.00% of the voting power of the Common Stock outstanding immediately prior to the issuance of the Series A Convertible Preferred Stock.
          (b) Right to Elect Preferred Directors.
     (i) Voting Right. So long as any shares of Series A-T Convertible Preferred Stock are outstanding, the Series A-T Holders shall have the right, voting separately as a single class, to the exclusion of any other Holders and the holders of Common Stock, to elect a total number of directors of the Company equal to the Series A-T Board Representation Entitlement. So long as any shares of Series A-Y Convertible Preferred Stock are outstanding, the Series A-Y Holders shall have the right, voting separately as a single class, to the exclusion of any other Holders and the holders of Common Stock, to elect a total number of directors of the Company equal to the Series A-Y Board Representation Entitlement. Each such director elected by either the Series A-T Holders or the Series A-Y Holders is a “Series A Preferred Director”. On the Issue Date, the Series A Preferred Directors elected by the Series A-T Holders shall be Christian W. E. Haub, Dr. Andreas Guldin, John D. Barline and Dr. Jens-Jürgen Böckel and the Series A Preferred Directors elected by the Series A-Y Holders shall be Frederic F. Brace and Terrence J. Wallock.
     (ii) Election. The election of the Applicable Series A Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the Applicable Series A Holders, called as provided herein. If at any time the number of Applicable Series A Preferred Directors is less than the Applicable Series A Board Representation Entitlement, the Company shall promptly notify the Applicable Series A Holders and the secretary of the Company may, and upon the written request of the Applicable Series A Holders of at least 25% of the Applicable Series A Convertible Preferred Stock (addressed to the Corporate Secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Applicable Series A Holders for the election of the number of directors necessary to make the number of the Applicable Series A Preferred Directors equal to the Applicable Series A Board Representation Entitlement. The Series A Preferred Directors shall each be entitled to one vote per director on any matter. At any meeting held for the purpose of electing the Applicable Series A Preferred Directors at which the Applicable Series A Holders shall have the right to elect directors as provided herein, the presence in person or by proxy of the Applicable Series A Holders of shares of the Applicable Series A Convertible Preferred Stock representing at least a majority in voting power of the then outstanding shares of the Applicable Series A Convertible Preferred Stock shall constitute a quorum of such class for the election of the Applicable Series A Preferred Directors. The affirmative vote of the holders of shares of Applicable Series A Convertible Preferred Stock constituting a majority of the shares of the Applicable Series A Convertible Preferred Stock present at such meeting, in person or by proxy, shall be required to elect any such Applicable Series A Preferred Director, in each case calculated on a per-directorship basis. In exercising the voting rights set forth in this Section 15(b), each share of Applicable Series A Convertible Preferred Stock shall be entitled to one vote.
     (iii) Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Applicable Series A Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 15(b)(iii), and for that purpose will have access to the stock register of the Company. The Applicable Series A Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified unless they have been previously removed or terminated pursuant to Section 15(b)(iv) or 15(b)(v), respectively.
     (iv) Removal; Vacancy. Any Applicable Series A Preferred Director may be removed at any time without cause by the Applicable Series A Holders of a majority of the outstanding shares of the Applicable Series A Convertible Preferred Stock. In case any vacancy in the office of an Applicable Series A Preferred Director occurs (other than as a result of a termination pursuant to Section 15(b)(v)), the vacancy may be filled by the written consent of the Applicable Series A Preferred Directors remaining in office, or if none remains in office, by the vote of the Applicable Series A Holders as set forth in Section 15(b)(ii) to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.
     (v) Termination. If at any time the number of Applicable Series A Preferred Directors exceeds the Applicable Series A Board Representation Entitlement, the number of Applicable Series A Preferred Directors shall be reduced immediately so that the total number of Applicable Series A Preferred Directors is equal to the Applicable Series A Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Applicable Series A Preferred Directors shall immediately terminate, with the individual(s) whose term of office shall so terminate being determined by the Applicable Series A Preferred Directors in office immediately prior thereto. Any vacancy on the Board of Directors resulting from such cessation of the term of office of an Applicable Series A Preferred Director may be filled in accordance with the Company’s by-laws.
     (vi) Unfit Directors. At least fifteen Business Days prior to the election of any Applicable Series A Preferred Director, the Applicable Series A Holders shall submit to the Board of Directors a notice containing the name of the individual that such Applicable Series A Holders intend to elect as an Applicable Series A Preferred Director. To the extent that the Board of Directors determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to the Applicable Series A Holders), that such election would reasonably be expected to violate their duties under MGCL § 2-405.1(a) because (i) such individual is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Common Stock is listed or quoted or (ii) service by such nominee as a director of Company would reasonably be expected to violate applicable law, the New York Stock Exchange Listed Company Manual or, if the Company is not listed on the New York Stock Exchange, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted, the Applicable Series A Holders shall not elect such individual and shall not elect any other individual without first complying with this Section 15(b)(vi) with respect to such other individual; provided that the Series A Preferred Directors on the Issue Date shall be deemed to have been elected in accordance with this Section 15(b)(vi).
     (vii) Written Consent. Notwithstanding anything to the contrary in this Section 15(b), the Applicable Series A Holders shall be entitled to take by written consent any action described in this Section 15(b).
          (c) Voting Rights of Series B Convertible Preferred Stock. Except as provided in Sections 15(d) and 15(e), the Series B Convertible Preferred Stock shall have no voting rights.
          (d) Special Voting Right.
     (i) Voting Right. At any time when the equivalent of six quarterly dividends payable on the shares of Convertible Preferred Stock or any class or series of Parity Stock upon which voting rights equivalent to those granted by this Section 15(d) have been conferred and are exercisable (“Special Voting Parity Stock”) (whether or not consecutive and whether or not declared) are accrued and unpaid (a “Nonpayment”), the number of directors constituting the Board of Directors shall be automatically increased by two, and the Holders and the holders of any class or series of Special Voting Parity Stock, shall have the right, voting together as a single class without regard to class or series (and with voting power allocated pro rata based on the liquidation preference of such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships); provided that the Holders and the holders of any Special Voting Parity Stock shall not be entitled to elect such directors to the extent such election would cause the Company to violate the corporate governance requirements of The New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of Independent Directors; provided further that the Board of Directors shall at no time include more than two such directors. The Company’s exercise of the Convertible Preferred Stock PIK Dividend Provision shall not constitute “Nonpayment” for purposes of this Section 15(d). Each such director elected by the Holders and the holders of any Special Voting Parity Stock is a “Nonpayment Preferred Director”.
     (ii) Election. The election of the Nonpayment Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and the holders of any Special Voting Parity Stock, called as provided herein, and thereafter at each annual meeting until such time as all dividends in arrears on the Convertible Preferred Stock and the Special Voting Parity Stock shall have been paid in full. At any time after the special voting right has vested pursuant to Section 15(d)(i) above, the Company shall promptly notify the Holders and the holders of any Special Voting Parity Stock and the secretary of the Company may, and upon the written request of the Holders of at least 25% of the Convertible Preferred Stock or the holders of at least 25% of any class or series of Special Voting Parity Stock (addressed to the Corporate Secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Holders and the holders of Special Voting Parity Stock for the election of the two directors to be elected by them as provided in Section 15(d)(iii) below. The Nonpayment Preferred Directors shall each be entitled to one vote per director on any matter. At any meeting held for the purpose of electing the Nonpayment Preferred Directors at which the Holders and the holders of any Special Voting Parity Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of Holders and holders of any Special Voting Parity Stock representing at least a majority in voting power of the then outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock (voting together as a single class without regard to class or series and with voting power allocated pro rata based on liquidation preference) shall constitute a quorum of such class for the election of the Nonpayment Preferred Directors. The affirmative vote of Holders and holders of any Special Voting Parity Stock constituting two-thirds of the voting power of the Convertible Preferred Stock and any Special Voting Parity Stock present at such meeting (voting together as a single class without regard to class or series and with voting power allocated pro rata based on liquidation preference), in person or by proxy, shall be required to elect any such Nonpayment Preferred Director, in each case calculated on a per-directorship basis.
     (iii) Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder or any holder of any Special Voting Parity Stock may (at the expense of the Company) call such meeting, upon notice as provided in this Section 15(d)(iii), and for that purpose will have access to the stock register of the Company. The Nonpayment Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified unless they have been previously removed or terminated pursuant to Section 15(d)(iv) or 15(d)(v), respectively.
     (iv) Removal; Vacancy. Any Nonpayment Preferred Director may be removed at any time without cause by the Holders of two-thirds of the voting power of the then outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock (such voting power allocated pro rata based on liquidation preference). In case any vacancy in the office of a Nonpayment Preferred Director occurs (other than prior to the initial election of the Nonpayment Preferred Directors), the vacancy may be filled by the written consent of the Nonpayment Preferred Director remaining in office, or if none remains in office, by the vote of the Holders and the holders of any Special Voting Parity Stock as set forth in Section 15(d)(ii) to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.
     (v) Termination. Whenever the Company has paid all dividends in arrears in full, then the right of the Holders and the holders of any Special Voting Parity Stock to elect the Nonpayment Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Nonpayment Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly.
     (vi) Written Consent. Notwithstanding anything to the contrary in this Section 15(d), the Holders and the holders of any Special Voting Parity Stock shall be entitled to take by written consent any action described in this Section 15(d).
          (e) Issuances; Adverse Changes. So long as any shares of Convertible Preferred Stock are outstanding, unless a greater percentage shall be required by law, the vote or consent of the Holders of at least two-thirds of the shares of Convertible Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the MGCL:
     (i) any amendment, alteration or repeal of any provision of the Charter (including these Articles Supplementary creating the Convertible Preferred Stock) or the Company’s by-laws, whether by merger, consolidation or otherwise, that would alter or change the preferences or privileges of the Convertible Preferred Stock so as to affect them adversely;
     (ii) any amendment or alteration of the Charter, whether by merger, consolidation or otherwise, to authorize or create, or increase the number of authorized shares of, or any securities convertible into shares of, or reclassify any security into, any class or series of the Company’s capital stock ranking equal or senior to the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Company; or
     (iii) the consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Convertible Preferred Stock will have no right to vote under this provision if, in each case, (A) the Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such merger or consolidation), and (B) such Convertible Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole;
provided, however, that any increase in the number of authorized shares of preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the number of authorized or issued shares, of other series of preferred stock or any securities convertible into preferred stock, in each case, ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the preferences or privileges of the Convertible Preferred Stock and Holders will have no right to vote on such an increase, creation or issuance.
          In addition to the vote or consent required by the first sentence of this Section 15(e), if any amendment, alteration or repeal specified in clause (i) of the first sentence of this Section 15(e) would adversely affect one or more series of Convertible Preferred Stock disproportionately, the vote or consent of the Holders of at least two-thirds of each such series of Convertible Preferred Stock as are adversely affected by and entitled to vote on the matter, each voting as a class, will be necessary for effecting or validating such action.
          In exercising the voting rights set forth in this Section 15(e), each share of Convertible Preferred Stock shall be entitled to one vote.
Section 16. Preemption.
          The Holders shall not have any rights of preemption under these Articles Supplementary.
Section 17. Rank.
          Notwithstanding anything set forth in the Charter, including these Articles Supplementary, to the contrary, the Board of Directors or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock.
Section 18. Repurchase.
          Subject to the limitations imposed herein, the Company may purchase and sell Convertible Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent; provided further, however, that in the event the Company beneficially owns any Convertible Preferred Stock, the Company will ensure that voting rights in respect of such Convertible Preferred Stock are not exercised.
Section 19. Reserved.
Section 20. No Sinking Fund.
          Shares of Convertible Preferred Stock are not subject to the operation of a sinking fund.

Section 21. Reservation of Common Stock.
          (a) Sufficient Shares. Following the Conversion Stockholder Approval and the Authorized Capital Stock Charter Amendment Approval, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Convertible Preferred Stock as provided in these Articles Supplementary, free from any preemptive or other similar rights (except for the preemptive rights set forth in the Amended and Restated Yucaipa Stockholder Agreement or the Amended and Restated Tengelmann Stockholder Agreement), such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.
          (b) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (c) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
          (d) Listing. The Company hereby covenants and agrees that, if at any time the Common Stock shall not be listed on the New York Stock Exchange or any other national securities exchange (including The Nasdaq Stock Market) or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system require the Company to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
Section 22. Transfer Agent, Conversion Agent, Registrar and Paying Agent.
          The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be American Stock Transfer & Trust Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.
Section 23. Replacement Certificates.
          (a) Mutilated, Destroyed, Stolen and Lost Certificates. The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any customary indemnity that may be required by the Transfer Agent and the Company.
          (b) Certificates Following Conversion. The Company shall not be required to issue any certificates representing the Convertible Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Company shall cause the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, to deliver the shares of Common Stock pursuant to the terms of the Convertible Preferred Stock formerly represented by the certificate.

Section 24. Form and Transfer.
          (a) Certificated Preferred Stock. Shares of Convertible Preferred Stock shall be issued in the form of one or more physical certificated shares of Convertible Preferred Stock (each, a “Certificated Preferred Stock”) and, unless otherwise determined by the Company and the Transfer Agent, with a legend (the “Restricted Preferred Stock Legend”) in substantially the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of these Articles Supplementary. The Certificated Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements between the Company and the applicable Holder, if any, or usage.
          (b) Certificated Common Stock. Shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or delivered as payment for dividends pursuant to Section 4 of these Articles Supplementary shall be issued in the form of one or more physical certificated shares of Common Stock (each, a “Certificated Common Stock” and, together with Certificated Preferred Stock, a “Certificated Security”) and, unless otherwise determined by the Company and the Transfer Agent, with a legend (the “Restricted Common Stock Legend” and, together with the Restricted Preferred Stock Legend, the “Restricted Stock Legends”) in substantially the form attached hereto as Exhibit B.
     (c) Transfer of Securities.
     (i) The shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of such laws, or pursuant to an exemption from such laws, or in a transaction not subject to such laws.
     (ii) When a Certificated Security bearing a Restricted Stock Legend is presented to the Transfer Agent with a request to register the transfer of such Certificated Security, the Transfer Agent shall register such transfer, subject to the rules and procedures of the Transfer Agent; provided that the Transfer Agent has received (1) a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent duly executed by the Holder of such Certificated Security, (2) a certificate of transfer in substantially the form attached hereto as Exhibit C or Exhibit D, as applicable, and (3) such other certifications, legal opinions and other information as the Company or the Transfer Agent may reasonably require to confirm that such transfer is being made in accordance with the transfer restrictions set forth in the Restricted Stock Legend.
     (iii) If a request is made to remove the applicable Restricted Stock Legend on any Securities, the Restricted Stock Legend shall be removed if, unless otherwise required by applicable securities laws, (1) the sale of such shares is registered under the Securities Act or (2) there is delivered to the Company and the Transfer Agent an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company to the effect that a sale or transfer of such shares may be made without registration under the Securities Act.
     (iv) The Company may refuse to register any transfer of Securities that is not made in accordance with the provisions of the applicable Restricted Stock Legend; provided that the provisions of this Section 24(c) shall not be applicable to any Security that does not bear any Restricted Stock Legend.
     (v) Notwithstanding anything to the contrary in this Section 24(c), (1) the Company shall cause the Transfer Agent to exchange Series A-T Convertible Preferred Stock for Series B-T Convertible Preferred Stock if such Series A-T Convertible Preferred Stock is being transferred to a Person other than a Tengelmann Party; provided that if the Conversion Stockholder Approval has been obtained the Transfer Agent shall exchange Series A-T Convertible Preferred Stock for Series A-Y Convertible Preferred Stock if such Series A-T Convertible Preferred Stock is being transferred to a Yucaipa Party and (2) the Company shall cause the Transfer Agent to exchange Series A-Y Convertible Preferred Stock for Series B-Y Convertible Preferred Stock if such Series A-Y Convertible Preferred Stock is being transferred to a Person other than a Yucaipa Party; provided that the Transfer Agent shall exchange Series A-Y Convertible

Preferred Stock for Series A-T Convertible Preferred Stock if such Series A-Y Convertible Preferred Stock is being transferred to a Tengelmann Party.
Section 25. Taxes.
          (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
          (b) Withholding. All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
Section 26. Notices.
          All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Company, to its office at 2 Paragon Drive, Montvale, New Jersey 07645 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 59 Maiden Lane, New York, New York 10038 (Attention: Geraldine Zarbo), or other agent of the Company designated as permitted by these Articles Supplementary, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
          FIFTH: The shares of Convertible Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.
          SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law, namely, by the vote of a majority of directors at a meeting of the Board of Directors duly called and held.
          SEVENTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be duly executed this 3rd day of August, 2009.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,

By:	/s/ Eric Claus
Name: Eric Claus
Title: President and Chief Executive Officer

ATTEST:

By:	/s/ Brenda Galgano
Name: Brenda Galgano
Title: Senior Vice President, Chief Financial Officer

Exhibit A
FORM OF
8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES [•]
FACE OF SECURITY
THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS [AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENTS REFERRED TO BELOW (AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME). THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 23, 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, DATED AS OF AUGUST 4, 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN. THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID AGREEMENTS, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE]1.
THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

[1]	Include the bracketed language only for Series A-Y Convertible Preferred Stock, Series B-Y Convertible Preferred Stock held by a Yucaipa Party and Series B-T Convertible Preferred Stock held by a Yucaipa Party.

Certificate Number:___	___Shares of Convertible Preferred Stock, Series [•]
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
8% Cumulative Convertible Preferred Stock, Series [•]
(liquidation preference $1,000 per share)
     THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”), hereby certifies that [HOLDER] (the “Holder”) is the registered owner of [NUMBER OF SHARES] fully paid and non-assessable shares of capital stock of the Company designated as the Convertible Preferred Stock, Series [•], without par value per share and an initial liquidation preference of $1,000.00 per share (the “Series [•] Convertible Preferred Stock”). Shares of Series [•] Convertible Preferred Stock are transferable on the books and records of the Transfer Agent and Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Series [•] Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated August 3, 2009, as the same may be amended from time to time in accordance with its terms (the “Articles Supplementary”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles Supplementary. The Company will provide a copy of the Articles Supplementary to the Holder without charge upon written request to the Company at its principal place of business.
     Reference is hereby made to select provisions of the Series [•] Convertible Preferred Stock set forth on the reverse hereof, and to the Articles Supplementary, which select provisions and the Articles Supplementary shall for all purposes have the same effect as if set forth in this certificate.
     Upon receipt of this certificate, the Holder is bound by the Articles Supplementary and is entitled to the benefits thereunder. Unless the Registrar’s valid countersignature appears hereon, the Series [•] Convertible Preferred Stock represented hereby shall not be entitled to any benefit under the Articles Supplementary or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has executed this Series [•] Convertible Preferred Stock certificate as of the date set forth below.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By: Name:
Title:

By: Name:
Title:

Dated:

REGISTRAR’S COUNTERSIGNATURE
     These are shares of Series [•] Convertible Preferred Stock referred to in the within-mentioned Articles Supplementary.
[                                        ]
as Registrar,

By:
Authorized Signatory

Dated:

REVERSE OF CERTIFICATE
     Dividends on each share of Series [•] Convertible Preferred Stock shall be payable in cash or Convertible Preferred Stock as provided in the Articles Supplementary.
     The Series [•] Convertible Preferred Stock shall be convertible into Common Stock, in the manner and in accordance with the terms of the Articles Supplementary.
     The Series [•] Convertible Preferred Stock shall be redeemable at the option of the Holder in the manner and in accordance with the terms of the Articles Supplementary.
     The Series [•] Convertible Preferred Stock is subject to mandatory redemption by the Company on August 1, 2016 in the manner and in accordance with the terms of the Articles Supplementary.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the Series [•] Convertible Preferred Stock represented hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the Series [•] Convertible Preferred Stock represented hereby on the books of the Transfer Agent and Registrar. The Transfer Agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Series [•] Convertible Preferred Stock certificate)

Signature Guarantee:

*	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B
FORM OF
RESTRICTED COMMON STOCK LEGEND
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

B-1

Exhibit C
FORM OF
CERTIFICATE OF TRANSFER FOR CONVERTIBLE PREFERRED STOCK
(Transfers pursuant to Section 24 of the Articles Supplementary)
                                        , as Transfer Agent
[                                        ]
                    , ___[                    ]
Attn: [                                        ]

Re:	The Great Atlantic & Pacific Tea Company, Inc. Convertible Preferred Stock (the “Convertible Preferred Stock”)
     Reference is hereby made to the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated August 3, 2009, as such may be amended from time to time (the “Articles Supplementary”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Articles Supplementary.
     This Letter relates to ___ shares of Convertible Preferred Stock (the “Securities”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
     In connection with such request, and in respect of the shares of Convertible Preferred Stock, the Transferor does hereby certify that the shares of Convertible Preferred Stock are being transferred in accordance with applicable securities laws of any state of the United States or any other jurisdiction:
CHECK ONE BOX BELOW:
(1)	[ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2)	[ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3)	[ ] outside the United States in a transaction complying with Regulation S under the Securities Act; or

(4)	[ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).
     Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities represented by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]

By:
Name:
Title:
Dated:

cc:	The Great Atlantic & Pacific Tea Company, Inc [ ] , ___ [ ] Attn: [ ]

C-1

Exhibit D
FORM OF
CERTIFICATE OF TRANSFER FOR COMMON STOCK
(Transfers pursuant to Section 24 of the Articles Supplementary)
                                        , as Transfer Agent
[                                        ]
                    , ___[                    ]
Attn: [                                        ]

Re:	The Great Atlantic & Pacific Tea Company, Inc. Convertible Preferred Stock (the “Convertible Preferred Stock”)
     Reference is hereby made to the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated August 3, 2009, as such may be amended from time to time (the “Articles Supplementary”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Articles Supplementary.
     This Letter relates to ___ shares of Common Stock (the “Securities”) represented by the accompanying certificate(s) that were issued upon conversion of Convertible Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
     In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred in accordance with applicable securities laws of any state of the United States or any other jurisdiction:
CHECK ONE BOX BELOW:
(1)	[ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2)	[ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3)	[ ] outside the United States in a transaction complying with Regulation S under the Securities Act;

(4)	[ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests); or

(5)	[ ] pursuant to an effective registration statement under the Securities Act.
     Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities represented by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]

By:
Name:
Title:
Dated:

cc:	The Great Atlantic & Pacific Tea Company, Inc [ ] , ___ [ ] Attn: [ ]

D-1